Exhibit 99.2


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Ford Motor Credit Company                                             One American Road
                                                                      P.O. Box 1732
                                                                      Dearborn, MI  48121

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To:              JPMorgan Chase Bank, as                       Standard & Poor's Rating Group
                 Trustee under the Indenture                   Attn: Asset Backed Surveillance Group
                 dated as of March 1, 2002                     25 Broadway - 20th Floor
                 Attn: Corporate Trust Department              New York, NY 10004-1064
                 450 West 33rd Street
                 New York, NY  10001                           Moody's Investor Service
                                                               Attn: ABS Monitoring Department
                 Bank of New York, as Owner                    99 Church Street
                 Trustee under the Amended and                 New York, NY 10007
                 Restated Trust Agreement
                 dated as of March 1, 2002                     Fitch, Inc.
                 Attn: Corporate Trust Department              Attn: Asset Backed Surveillance
                 5 Penn Plaza, 16th Floor                      1 State Street Plaza
                 New York, NY 10001                            New York, NY 10004

Re:              Ford Credit Auto Owner Trust 2002-B:  Sale and Servicing Agreement by and
                 among Ford Credit Auto Owner Trust 2002-B, as Issuer, Ford Credit Auto
                 Receivables Two LLC, as Seller, and Ford Motor Credit Company, as Servicer
                 ("Servicer"), dated as of March 1, 2002 (the "Agreement")


                                                OFFICER'S CERTIFICATE

                                          ANNUAL STATEMENT AS TO COMPLIANCE

                Pursuant to Section 3.10 of the Agreement, the undersigned officer of the
        Servicer, does state that:

        1.       A review of the activities of the Servicer and of its performance under the Agreement during the period from March 1, 2002 to December 31, 2002 has been made under my supervision.

        2.       Based on this review, to the best of my knowledge, the Servicer has fulfilled all its obligations under the Agreement during the aforementioned period.




                                                       By:/s/ David Brandi
                                                              ----------------------------
                                                              Assistant Treasurer

Dated as of December 31, 2002.


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